UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
November 7, 2012 (November 7, 2012)
ADVOCAT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices)    (Zip Code)
(615) 771-7575
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On November 7, 2012, the Registrant announced its results of operations for the third quarter ended September 30, 2012. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
The information furnished pursuant to Item 2.02 herein, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Exhibit

99.1	Press Release dated November 7, 2012.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVOCAT INC.

By:	/s/ Kelly J. Gill
Kelly J. Gill
Chief Executive Officer
Date: November 7, 2012

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated November 7, 2012.

Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: Charles Lynch Westwicke Partners 443-213-0504
Advocat Announces 2012 Third Quarter Results
Adjusted EPS Triples Year-over-Year to $0.09

BRENTWOOD, TN, (November 7, 2012) – Advocat Inc. (NASDAQ: AVCA) a premier provider of long term care services primarily in the Southeast and Southwest, today announced its results for the third quarter ended September 30, 2012. The Company earned $530,000 or $0.09 per diluted common share excluding separation costs and start-up losses, compared to $193,000 or $0.03 per diluted share in the year-ago period on the same basis. On November 5, 2012, the Company declared a quarterly dividend of 5.5 cents per common share. The dividend will be paid January 11, 2013, to shareholders of record on December 31, 2012.
Third Quarter 2012 Highlights

•
Adjusted EBITDA improved to $2.5 million compared to $2.3 million in the third quarter of 2011, an 8.5% increase. Adjusted EBITDA adds back the negative EBITDA from the startup of recently opened skilled nursing centers of $0.6 million in the third quarter of 2012 and $0.1 million during the third quarter of 2011. Adjusted EBITDA also excludes separation costs of $0.1 million in the third quarter of 2012 and $1.1 million during the third quarter of 2011. Adjusted EBITDA for the third quarter of 2011 also excludes non-recurring Electronic Medical Record implementation costs of $0.3 million.

•	Operating income improved to $0.2 million compared to an operating loss of $0.8 million in the third quarter of 2011.
•
Medicaid rates have continued to increase as we saw a 0.5% increase from the second quarter of 2012 and a 3.3% increase compared to last year's third quarter. We have experienced increased patient acuity levels and benefited from rate increases in certain states.

•	Managed Care census increased 12.2% compared to the third quarter 2011.
CEO Remarks

Commenting on the results, Kelly Gill, Advocat's CEO, stated, “Just over one year ago I was entrusted with the leadership of this Company. At that time we faced significant headwinds, marked by an 11.1% Medicare rate reduction coinciding with the costs of investments in our strategic plan. Today, I am very pleased to report that we have faced this challenge by lowering costs, focusing on growing acuity and realizing the benefits of those strategic investments. This is most evident by our Adjusted EBITDA, which takes into consideration our significant investment in start-up costs for our new nursing centers in Kentucky and West Virginia as well as certain separation costs. For the September quarter, Adjusted EBITDA was $2.5 million compared to $1.3 million in the quarter ended December 31, 2011, the first reporting period after the Medicare rate reduction. For the third quarter, our Adjusted EBITDA also increased on a year-over-year basis from $2.3 million, due in large part to operational improvements and despite the significant reduction in our Medicare rates between the two periods.”

Mr. Gill continued, “From a development standpoint, I am very pleased to announce the successful reopening of our newly acquired nursing center in Clinton, Kentucky. This center had been closed for over 12 months prior to our acquisition and has now initiated operations after successfully completing the initial Medicare and Medicaid certification survey. Furthermore, our recently opened Rose Terrace facility in West Virginia has completed all of its opening activities, has now achieved over 60% occupancy and continues to admit additional patients. As expected, this brand new, state-of-the-art nursing center has attracted a large percentage of Medicare patients and we expect it to continue on its path toward generating monthly positive pre-tax income before the end of 2012. Finally, during the last week of the third quarter we assumed the lease of Highlands Nursing and Rehabilitation Center in Louisville, Kentucky. This facility is occupied and is expected to contribute positively to earnings beginning in the fourth quarter.”

Mr. Gill concluded, “We believe that our third quarter activities of developing these new properties demonstrate our ability to add nursing centers to the Company's portfolio, increase revenue, and generate favorable leverage against our related overhead expense. We intend to continue pursuing growth opportunities through targeted acquisitions and relationships with REIT partners.”
Other Highlights for the Third Quarter 2012
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended September 30,
	2012		2011
Skilled nursing occupancy	77.5%	(1)	78.1%
As a percent of total census:
Medicare census	13.2%		13.7%
Managed care census	2.3%		2.0%
As a percent of total revenues:
Medicare revenues	30.1%		34.7%
Medicaid revenues	52.8%		49.5%
Managed care revenues	4.6%		4.1%
Average rate per day:
Medicare	$416.42		$476.68
Medicaid	$158.66		$153.53
Managed care	$373.72		$406.02

(1)
Skilled nursing occupancy excludes our recently opened and leased West Virginia and Kentucky nursing centers. The two newly opened nursing centers are licensed to operate and are in the process of growing their occupancy as a percentage of licensed beds. The center we leased effective September 24, 2012 is also excluded from skilled nursing occupancy.

Patient Revenues
Patient revenues were $77.3 million  in 2012 and $79.2 million in 2011. This decrease in revenue is primarily attributable to the 11.1% cut to Medicare rates implemented by CMS on October 1, 2011. Our newly opened West Virginia nursing center has received its license to operate, and more recently obtained its Medicare and Medicaid certification. The new nursing center contributed $0.9 million in revenue as it continues to develop its total census and Medicare and managed care census. The recently leased 154-bed skilled nursing center in Louisville, Kentucky contributed $0.2 million in revenue in the partial month we operated it.

The average Medicaid rate per patient day for 2012 increased 3.3% compared to 2011, resulting in an increase in revenue of $1.3 million. This average rate per day for Medicaid patients is the result of rate increases in certain states and increasing patient acuity levels. The average Medicare rate per patient day for 2012 decreased 12.6% compared to 2011, resulting in a net decrease in revenue of $3.0 million. This decrease is primarily attributable to the October 1, 2011 CMS implemented Medicare rate decrease of 11.1%.
Expenses
We have experienced a significant amount of non-recurring start-up losses during 2012 at our two newly opened centers. We expect both of these centers to be accretive to earnings in 2013. Our newly opened West Virginia nursing center contributed $0.8 million in start-up and additional operating expenses over the $0.1 million we experienced in 2011. Our newly leased Kentucky nursing center in the reopening phase contributed $0.4 million in additional operating costs. The recently leased 154-bed skilled nursing center in Louisville, Kentucky contributed $0.1 million in additional operating costs in the partial month we operated it.
Operating expense increased slightly to $60.8 million in 2012 from $60.7 million in 2011, driven primarily by the $1.3 million increase in operating costs at the three recently added nursing centers, but offset by reductions in wage costs.

Operating expense increased to 78.6% of revenue in 2012, compared to 76.7% of revenue in 2011 due significantly to the decrease in Medicare rates.
The largest component of operating expenses is wages, which even with the addition of the new centers described above, decreased to $37.5 million in 2012 from $38.5 million in 2011, a decrease of $1.0 million, or 2.7%. We continued to see improvements in our labor costs as we adjust to lower Medicare rates and lower Medicare average daily census.
Employee health insurance costs were approximately $0.2 million higher in 2012 compared to 2011. The Company is self-insured for the first $175,000 in claims per employee each year, and we experienced a higher level of claims costs during 2012. Employee health insurance costs can vary significantly from year to year, and we continually evaluate the provisions of these plans.
Bad debt expense increased approximately $0.2 million in 2012 compared to 2011, driven significantly by the growth in Medicaid patients undergoing the initial qualification process. Provider taxes increased $0.4 million primarily as a result of Alabama’s temporary provider tax increase.
Professional liability expense was $2.6 million in 2012 compared to $4.4 million in 2011, a decrease of $1.6 million. Our cash expenditures for professional liability costs of continuing operations were $1.6 million and $4.4 million for 2012 and 2011, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies and on the costs incurred in defending and settling existing claims.
General and administrative expenses were approximately $6.1 million in 2012 compared to $7.2 million in 2011, an improvement of $1.1 million. The significant improvement relates to a decrease in separation costs of $1.1 million compared to 2011. We experienced a $0.2 million decrease in implementation costs of Electronic Medical Records, our travel costs were $0.1 million lower and we saw a decrease in legal costs of $0.1 million in 2012. These decreases were offset by a $0.3 million increase in consulting and legal expenses related to our acquisition efforts.
Facility Renovations
As of September 30, 2012, the Company has completed renovations at eighteen facilities. We are developing plans for additional renovation projects. A total of $27.0 million has been spent on the renovation program to date, with $19.1 million financed through Omega Healthcare Investors Inc. ("Omega"), $6.1 million financed with internally generated cash, and $1.8 million financed with long-term debt.

Conference Call Information
A conference call has been scheduled for Thursday, November 8, 2012 at 9:00 A.M. Central time (10:00 A.M. Eastern time) to discuss third quarter 2012 results.
The conference call information is as follows:

Date:	Thursday, November 8, 2012
Time:	9:00 A.M. Central, 10:00 A.M. Eastern
Webcast Links:	www.advocat-inc.com

Dial in numbers:	877.674.2413 (domestic) or 708.290.1366 (International) The Operator will connect you to Advocat Inc.’s Conference Call
A replay of the conference call will be accessible two hours after its completion through November 15, 2012 by dialing 855.859.2056 (domestic) or 404.537.3406 (international) and entering Conference ID 53029844.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing center in West Virginia, our ability to successfully license, certify and operate the new nursing center in Kentucky, our ability to increase census at our renovated facilities, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2011 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our facilities, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Advocat provides long-term care services to patients in 48 skilled nursing centers containing 5,538 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat's web site: www.advocatinc.com.
.
-Financial Tables to Follow-

ADVOCAT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS:
Current Assets
Cash and cash equivalents	$7,357	$6,692
Receivables, net	26,896	25,787
Deferred income taxes	5,819	6,041
Other current assets	8,536	6,800
Total current assets	48,608	45,320

Property and equipment, net	42,539	47,078
Deferred income taxes	10,929	10,352
Acquired leasehold interest, net	8,708	8,996
Other assets, net	4,880	4,998
TOTAL ASSETS	$115,664	$116,744

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$1,435	$1,131
Trade accounts payable	4,810	3,871
Accrued expenses:
Payroll and employee benefits	11,249	13,475
Current portion of self-insurance reserves	8,478	8,470
Other current liabilities	4,476	2,938
Total current liabilities	30,448	29,885
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion	28,380	28,768
Self-insurance reserves, less current portion	13,857	12,049
Other noncurrent liabilities	17,895	18,155
Total noncurrent liabilities	60,132	58,972

PREFERRED STOCK	4,918	4,918

SHAREHOLDERS’ EQUITY	20,166	22,969

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$115,664	$116,744

ADVOCAT INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
PATIENT REVENUES, net	$77,335	$79,198	$228,938	$233,051
EXPENSES:
Operating	60,750	60,744	180,925	179,310
Lease and rent expense	5,931	5,737	17,694	17,178
Professional liability	2,643	4,389	7,065	7,053
General and administrative	6,055	7,186	18,953	19,364
Depreciation and amortization	1,776	1,577	5,308	4,589
Asset impairment	—	344	—	344
Total expenses	77,155	79,977	229,945	227,838
OPERATING INCOME (LOSS)	180	(779)	(1,007)	5,213
OTHER INCOME (EXPENSE):
Equity in net losses of investee	(95)	—	(127)	—
Interest expense, net	(695)	(683)	(2,098)	(1,716)
Debt retirement costs	—	—	—	(112)
	(790)	(683)	(2,225)	(1,828)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(610)	(1,462)	(3,232)	3,385
BENEFIT (PROVISION) FOR INCOME TAXES	368	559	1,266	(1,048)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(242)	(903)	(1,966)	2,337
NET INCOME FROM DISCONTINUED OPERATIONS:
Operating income, net of taxes	92	30	7	165
Gain on disposal, net of taxes	170	—	170	—
DISCONTINUED OPERATIONS	262	30	177	165
NET INCOME (LOSS)	20	(873)	(1,789)	2,502
Less: income attributable to noncontrolling interests	(16)	—	(109)	—
NET INCOME (LOSS) ATTRIBUTABLE TO ADVOCAT INC.	4	(873)	(1,898)	2,502
PREFERRED STOCK DIVIDENDS	(86)	(86)	(258)	(258)
NET INCOME (LOSS) FOR ADVOCAT INC. COMMON SHAREHOLDERS	$(82)	$(959)	$(2,156)	$2,244
NET INCOME (LOSS) PER COMMON SHARE FOR ADVOCAT INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$(0.06)	$(0.17)	$(0.40)	$0.36
Discontinued operations	0.05	—	0.03	0.03
	$(0.01)	$(0.17)	$(0.37)	$0.39
Per common share – diluted
Continuing operations	$(0.06)	$(0.17)	$(0.40)	$0.35
Discontinued operations	0.05	—	0.03	0.03
	$(0.01)	$(0.17)	$(0.37)	$0.38
COMMON STOCK DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055	$0.165	$0.165
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,828	5,779	5,816	5,770
Diluted	5,828	5,779	5,816	5,915

ADVOCAT INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	For the Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$20	$(433)	$(1,375)	$(1,135)	$(873)
Loss (income) from discontinued operations	(262)	(8)	92	(16)	(30)
Income tax benefit	(368)	(170)	(728)	(611)	(559)
Interest expense	705	704	702	640	686
Depreciation and amortization	1,776	1,770	1,762	1,777	1,577
EBITDA	1,871	1,863	453	655	801

EBITDA adjustments:
Separation and related costs (a)	57	102	484	67	1,159
Electronic medical records costs (b)	0	0	0	332	300
New facility start-up negative EBITDA(c)	606	648	376	214	76
Adjusted EBITDA	$2,534	$2,613	$1,313	$1,268	$2,336

(a)	Represents the separation and related costs of Advocat Inc.
(b)	Represents non-recurring costs for implementation of our Electronic Medical Records in our skilled nursing centers
(c)
Represents the negative EBITDA associated with the new facility and venture start-ups of Advocat Inc. related primarily to the start-up of our Rose Terrace nursing center in West Virginia, our new nursing center in Clinton, Kentucky and Advocat Inc.’s pharmacy joint venture partnership.

ADVOCAT INC.
RECONCILIATION OF NET INCOME (LOSS) FOR ADVOCAT INC. COMMON
SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS) FOR ADVOCAT INC. COMMON
SHAREHOLDERS
(In thousands, except per share data)

	For the Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss) for Advocat Inc. Common shareholders	$(82)	$(534)	$(1,461)	$(1,221)	$(959)
Adjustments:
Separation and related costs (a)	57	102	484	67	1,159
Electronic medical records costs (b)	0	0	0	332	300
New facility start-up losses (c)	870	895	552	282	187
Tax impact of above adjustments (d)	(315)	(349)	(363)	(204)	(494)
Adjusted Net income (loss) for Advocat Inc. common shareholders	$530	$114	$(788)	$(744)	$193

Adjusted Net income (loss) for Advocat Inc. common shareholders
Basic	$0.09	$0.02	$(0.14)	$(0.13)	$0.03
Diluted	$0.09	$0.02	$(0.14)	$(0.13)	$0.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	5,828	5,825	5,795	5,787	5,779
Diluted	5,946	5,915	5,795	5,787	5,931

(a)	Represents the separation and related costs of Advocat Inc.
(b)	Represents non-recurring costs for implementation of our Electronic Medical Records in our skilled nursing centers
(c)
Represents new facility and venture start-up losses incurred by Advocat Inc. related primarily to the start-up of our Rose Terrace nursing center in West Virginia, our new nursing center in Clinton, Kentucky and Advocat Inc.’s pharmacy joint venture partnership.

(d)	Represents tax provision for the cumulative adjustments for each period.

ADVOCAT INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
NET INCOME (LOSS)	$20	$(873)	$(1,789)	$2,502
Discontinued operations	262	29	177	165
Net income (loss) from continuing operations	(242)	(902)	(1,966)	2,337
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	1,776	1,578	5,308	4,589
Provision for doubtful accounts	695	470	2,377	1,607
Deferred income tax provision (benefit)	563	865	(435)	1,938
Provision for self-insured professional liability, net of cash payments	890	(270)	2,066	(342)
Other	286	636	725	1,427
FUNDS PROVIDED BY OPERATIONS	$3,968	$2,377	$8,075	$11,556

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic	$0.68	$0.41	$1.39	$2.00
Diluted	$0.67	$0.40	$1.36	$1.95
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	5,828	5,779	5,816	5,770
Diluted	5,946	5,931	5,917	5,915
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Advocat Inc. common shareholders and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for separation and related costs and negative EBITDA of start-up facilities and business ventures. We define Adjusted Net income (loss) for Advocat Inc. common shareholders as Net income (loss) for Advocat Inc. common shareholders adjusted for separation and related costs and start-up losses associated with our new facilities and business ventures.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Advocat Inc. common shareholders and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Advocat Inc. common shareholders and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) for Advocat Inc. common shareholders are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Advocat Inc. common shareholders and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

ADVOCAT INC. SELECTED OPERATING STATISTICS SEPTEMBER 30, 2012 (Unaudited)
For the Three Months Ended September 30, 2012
	As of September 30, 2012			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds	Available Nursing Beds	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2012 Q3 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	790	783	720	91.1%	92.0%	15.8%	$15.3	$424.2	$178.6
Arkansas	1,181	1,053	825	69.9%	78.3%	14.9%	15.5	387.0	164.1
Kentucky	759	745	740	97.5%	99.3%	13.3%	16.1	427.1	187.6
Tennessee	617	576	491	79.6%	85.2%	16.8%	9.2	403.3	140.8
Texas	1,859	1,669	1,304	70.1%	78.1%	9.4%	21.2	438.9	134.5
Total	5,206	4,826	4,080	78.4%	84.5%	13.2%	$77.3	$416.4	$158.7

Note 1:
The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes nursing centers in Ohio and West Virginia. The Tennessee region includes one nursing center in Kentucky.

Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis. Licensed Nursing Beds, Available Nursing Beds, Skilled Nursing Weighted Average Daily Census and Occupancy excludes our recently opened West Virginia and Kentucky nursing centers. The new nursing centers are licensed to operate by the state of West Virginia and Kentucky and during the third quarter limited its number of patients while we completed the Medicare and Medicaid certification process.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.

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